Exhibit 10.2

Execution Copy

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of February 28, 2011 (this “Agreement”), is by and between ENER1, INC., a Florida corporation (“Ener1”), as secured party, and THINK HOLDINGS AS, a Norwegian limited liability company (“Think Holdings”), THINK GLOBAL AS, a Norwegian limited liability company (“Think Global”), and THINK NORTH AMERICA, INC., a Delaware corporation (“Think N.A.”), each as a debtor.  Ener1 and its endorsees, transferees and assigns are sometimes collectively referred to herein as the “Secured Parties”. Think Holdings, Think Global and Think N.A. are sometimes each referred to herein as a “Debtor”, and collectively as the “Debtors”.

WITNESSETH:

WHEREAS, Ener1 and Think Holdings entered into a Line of Credit Agreement, dated November 18, 2010 (the “Existing LOC Agreement”), pursuant to which Ener1 lent $5,000,000 to the Debtors;

WHEREAS, each Debtor desires to borrow additional funds from Ener1 from time to time, and has requested that Ener1 increase the aggregate credit limit under the Existing LOC Agreement from $5,000,000 to $15,000,000;

WHEREAS, Ener1 has agreed to increase the credit limit under the Existing LOC Agreement to $15,000,000, and in furtherance thereof, Ener1 and the Debtors have agreed to enter into an Amended and Restated Line of Credit Agreement (the “Amended LOC Agreement”);

WHEREAS, Ener1 and Think N.A. are party to a Security Agreement dated as of November 18, 2010 (the “Existing Security Agreement”), pursuant to which the obligations under the Existing LOC Agreement are secured by the assets of Think N.A.; and

WHEREAS, it is a condition to the obligations of Ener1 under the Amended LOC Agreement that the Debtors execute and deliver to Ener1 this Agreement.

In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Security Agreement is hereby amended and restated in its entirety as follows:

1.           CERTAIN DEFINITIONS.

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Line of Credit Agreement.  Terms used herein that are defined in Article 9 of the UCC but not otherwise defined in this Agreement (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations ”) shall have the respective meanings given such terms in Article 9 of the UCC. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.

“Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include all assets and properties of the Debtors, including the following personal property presently owned or hereafter acquired by the Debtors, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)           All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Debtors’ business and all improvements thereto; and (B) all inventory;

(ii)          All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Debtors), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property, and income tax refunds;

(iii)         All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)         All documents, letter-of-credit rights, instruments and chattel paper;

(v)          All commercial tort claims;

(vi)         All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)        All investment property;

(viii)       All supporting obligations;

(ix)          All files, records, books of account, business papers, and computer programs; and

(x)           the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the term “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in the Debtors, and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of the Debtors obtained in the future, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

“Event of Default” means the occurrence of either of the following:  (i) an Event of Default (as defined in the Amended LOC Agreement); or (ii) any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that such Debtor has any liability or obligation purported to be created under this Agreement.

“Intellectual Property” means the collective reference to all existing rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

“Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Parties may reasonably request.

“Obligations” means all of the Debtors’ obligations under this Agreement and the Amended LOC Agreement, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Credit Line extended pursuant to the Amended LOC Agreement; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement or the Amended LOC Agreement; and (iii) all amounts (including, without limitation, post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtors.

“Organizational Documents” means with respect to an entity, the documents by which such entity was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such entity (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“UCC” means the Uniform Commercial Code of the State of New York and/or any other applicable law of any other jurisdiction located within the United States, Norway or other country relating to the pledge or collateralization of, or granting a security interest in,  all or any portion of the Collateral and the other transactions contemplated by this Agreement.  It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.            GRANT OF SECURITY INTEREST.

As an inducement for the Secured Parties to advance funds under the Amended LOC Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtors hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties, a continuing security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).   The Security Interest granted hereunder is a first priority lien and security interest.

3.           DELIVERY OF CERTAIN COLLATERAL.

Contemporaneously or prior to the execution of this Agreement, the Debtors shall deliver or cause to be delivered to the Secured Parties any and all certificates of title and other documents and instruments representing or evidencing the Debtors’ ownership interests in the Think City A-306 electric vehicles (excluding batteries), and having a value of US$23,500 per unit, located at Elkhart, Indiana, in each case, together with all Necessary Endorsements.  Schedule A lists each of these vehicles along with their vehicle identification numbers.  The Debtors represent that all of the information contained in Schedule A is true, complete and accurate.

4.            REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE DEBTORS.

Each Debtor jointly and severally represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

4.1          Good Standing; Due Authorization; Enforceability.

(a)           Such Debtor is duly organized and in good standing in the jurisdiction of its formation.  Such Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(b)           Such Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor.  This Agreement has been duly executed and delivered by such Debtor.

(c)           This Agreement constitutes the legal, valid and binding obligation of such Debtor, enforceable against such Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

4.2          No Conflicts. The execution, delivery and performance of this Agreement by such Debtor do not (i) violate any of the provisions of any Organizational Documents of such Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to such Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing such Debtor’s debt or otherwise) or other understanding to which such Debtor is a party or by which any property or asset of such Debtor is bound or affected.  No consent (including, without limitation, from stockholders or creditors of such Debtor) is required for such Debtor to enter into and perform its obligations hereunder.

4.3          Debtor Information; Validity, Perfection and Maintenance of Security Interests.

(a)           Such Debtor shall not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days’ prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue to perfect the perfected Security Interest granted and evidenced by this Agreement.

(b)           This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, securing the payment and performance of the Obligations.  Upon filing of UCC-1 financing statements with the secretary of state’s office of the state in which such Debtor is organized (collectively, the “Financing Statements”), and payment of the applicable filing fees, all security interests created hereunder in any Collateral which may be perfected by filing UCC financing statements shall have been duly perfected.  No consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral, or (iii) the enforcement of the rights of the Secured Parties hereunder.

(c)           Such Debtor hereby authorizes the Secured Parties, or any of them, to file the Financing Statements and any other financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.  Such Debtor shall, at such Debtor’s sole cost and expense, promptly execute and/or deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in their sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to such Debtor’s Intellectual Property in which the Secured Parties have been granted a security interest hereunder, substantially in a form acceptable to the Secured Parties.

(d)           Such Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 13.  Such Debtor hereby agrees to defend the same against the claims of any and all persons and entities.  Such Debtor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

4.4         Collateral.

(a)           Such Debtor is the sole owner of the Collateral (except for non-exclusive licenses granted by such Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest.  There has been no adverse decision to such Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to such Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of such Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(b)           Such Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order.  Such Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(c)           There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.  So long as this Agreement shall be in effect, such Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d)           Such Debtor shall, within ten days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein.  Such Debtor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

(e)           All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of such Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

5.           EFFECT OF PLEDGE ON CERTAIN RIGHTS.

If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Secured Parties’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Debtors or any of the Collateral is subject or to which the Debtors are party.

6.           DUTY TO HOLD IN TRUST.

6.1           Cash and Payment Obligations.  Upon the occurrence of an Event of Default and at any time thereafter, the Debtors shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Line of Credit Agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for and on behalf of and for the benefit of the Secured Parties, and shall forthwith endorse and transfer any such sums or instruments, or both (to the extent permitted by law), to the Secured Parties for application to the satisfaction of the Obligations.

6.2           Securities and Other Assets.  If the Debtors shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), the Debtors agree to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) deliver any and all certificates or instruments evidencing the same to the Secured Parties, on or before the close of business on the fifth business day following the receipt thereof by the Debtors, in the exact form received together with the Necessary Endorsements, to be held by the Secured Parties subject to the terms of this Agreement as Collateral.

7.           RIGHTS AND REMEDIES UPON DEFAULT.

7.1          Scope of Rights and Remedies.  Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through any agent appointed by them for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Amended LOC Agreement, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties shall have the following rights and powers:

(a)           The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtors shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at the Debtors’ premises or elsewhere, and make available to the Secured Parties, without rent, all of the Debtors’ premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

(b)           Upon notice to the Debtors by the Secured Parties, all rights of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Debtors to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease.  Upon such notice, the Secured Parties shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Secured Parties, to exercise in the Secured Parties’ discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, the Secured Parties shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Debtors or any of their direct or indirect subsidiaries.

(c)           The Secured Parties shall have the right to operate the business of the Debtors using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtors or right of redemption of the Debtors, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtors, which are hereby waived and released.

(d)           The Secured Parties shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Parties and to enforce the Debtors’ rights against such account debtors and obligors.

(e)           The Secured Parties may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties or their designee.

(f)           The Secured Parties may (but are not obligated to) transfer any or all Intellectual Property registered in the name of the Debtors at the United States Patent and Trademark Office and/or Copyright Office or similar office of Norway or any other applicable jurisdiction into the name of the Secured Parties or any designee or any purchaser of any Collateral.

7.2          Disposition of Collateral.  The Secured Parties may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Secured Parties may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Secured Parties sell any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser.  In addition, the Debtors waive any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Parties’ rights and remedies hereunder, including, without limitation, their right following an Event of Default to take immediate possession of the Collateral and to exercise their rights and remedies with respect thereto.

7.3          License to Use Intellectual Property.  For the purpose of enabling the Secured Parties to further exercise rights and remedies under this Section 7 or elsewhere provided by agreement or applicable law, the Debtors hereby grant to the Secured Parties an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by the Debtors, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.           APPLICATIONS OF PROCEEDS.

The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations to the Secured Parties, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtors any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at an interest rate equal to the lower of 18% and the maximum rate permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency.  To the extent permitted by applicable law, the Debtors waive all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

9.           SECURITIES LAW PROVISION.

The Debtors recognize that the Secured Parties may be limited in their ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other foreign, federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof.  The Debtors agree that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Secured Parties has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws.  The Debtors shall cooperate with the Secured Parties in their attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Secured Parties) applicable to the sale of the Pledged Securities by the Secured Parties.

10.         COSTS AND EXPENSES.

The Debtors agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including, without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties.  The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Debtors will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Amended LOC Agreement or this Agreement.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Advances under the Amended LOC Agreement and shall bear interest at the Default Rate.

11.         RESPONSIBILITY FOR COLLATERAL.

The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.  The Secured Parties agree to act in accordance with commercially reasonable standards and the UCC.  Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Debtors shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Debtors thereunder.  No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall any Secured Party be obligated in any manner to perform any of the obligations of the Debtors under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party or to which it may be entitled at any time or times.

12.         SECURITY INTEREST ABSOLUTE.

All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Amended LOC Agreement or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Amended LOC Agreement or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by any of the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtors, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Debtors expressly waive presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States or other country or political subdivision, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Debtors’ obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Debtors waive all right to require any Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy.  The Debtors waive any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

13.         TERM OF AGREEMENT.

This Agreement and the Security Interest shall terminate on the date on which all payments under the Amended LOC Agreement have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

14.         POWER OF ATTORNEY.

Each Debtor authorizes Ener1, and does hereby make, constitute and appoint Ener1 and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the various Secured Parties or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Lender, and at the expense of such Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which Ener1 deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Amended LOC Agreement all as fully and effectually as such Debtor might or could do; and such Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which such Debtor or any of the Pledged Securities is subject or to which such Debtor is a party.  Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Lender is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office or similar office of Norway or any other applicable jurisdiction. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

15.         OTHER SECURITY.

To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

16.         INDEMNIFICATION.

The Debtors shall indemnify, reimburse and hold harmless each of the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.

17.         MISCELLANEOUS.

17.1           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

17.2           Injunctive Relief.  Each Debtor acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Secured Party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

17.3           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.4         Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  A Secured Party may assign its rights hereunder in connection with any assignment of rights in accordance with the terms of the Amended LOC Agreement, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  No Debtor may assign its rights or obligations under this Agreement.

17.5         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by e-mail or facsimile transmission.

17.6         Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.7         Notices.  Any notice, demand or request required or permitted to be given by the Debtors or a Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to a Debtor:

c/o Think Holdings AS
Rolfsbuktveien 4F, NO-1364 Fornebu, Norway
Attn: Chief Executive Officer
Tel: + 47 800 61 000
Fax: + 47 21 61 02 01

If to any Secured Party:

Ener1, Inc.
1540 Broadway, Suite 25C
New York, NY 10036
Attn: Charles Gassenheimer
Tel: 212-920-3500
Fax: 212-920-3510

or as shall be designated by such party in writing to the other parties hereto in accordance with this Section 17.7.

17.8        Entire Agreement; Amendments.  This Agreement and the Amended LOC Agreement constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Debtors and the Secured Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[SIGNATURE PAGES FOLLOW]

           IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ENER1, INC.		THINK HOLDINGS AS

By:	Charles Gassenheimer	By:	/s/ Barry L. Engle
	Charles Gassenheimer		Barry L. Engle
	Chief Executive Officer		Chief Executive Officer

THINK GLOBAL AS

		By:	/s/ Barry L. Engle
Barry L. Engle
Chief Executive Officer

THINK NORTH AMERICA, INC.

		By:	/s/ Barry L. Engle
Barry L. Engle
Chief Executive Officer